Exhibit 10.1

EXTENSION AGREEMENT AND AMENDMENT NO. 2

EXTENSION AGREEMENT AND AMENDMENT NO. 2, dated as of February 20, 2020 (this “Agreement”), among Lear Corporation (the “Company”), Lear Financial Services (Netherlands) B.V. (the “Foreign Subsidiary Borrower” and, together with the Company, the “Borrowers”), the lenders party hereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), which shall amend that certain Credit Agreement dated as of August 8, 2017 (as amended by the Extension Agreement, dated as of March 27, 2019, and as further amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”, as amended by this Agreement, the “Credit Agreement”) by and among the Borrowers, the Lenders, HSBC Securities (USA) Inc., as syndication agent, Barclays Bank PLC, Citibank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as co-documentation agents, and the Administrative Agent. Capitalized terms not otherwise defined in this Agreement have the same meanings as specified in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Revolving Termination Date of the outstanding Revolving Commitments be extended in accordance with Section 2.21 of the Existing Credit Agreement;

WHEREAS, (a) each existing Revolving Commitment extended in accordance with the terms of this Agreement will be an “Extended Revolving Commitment” (and the Lenders signing this Agreement to hold such Extended Revolving Commitments, the “Accepting Revolving Lenders”) and (b) each existing Revolving Loan extended in accordance with the terms of this Agreement will be an “Extended Revolving Loan”;

WHEREAS, each Revolving Lender whose name appears on the signature pages hereto has consented to the extension of the maturity date of all of its existing Revolving Commitments and existing Revolving Loans and shall constitute an Accepting Revolving Lender under the Credit Agreement;

WHEREAS, Section 2.21 of the Existing Credit Agreement permits the Company, each Lender and the Administrative Agent to enter into an Extension Agreement to effectuate the extension of Revolving Commitments, and this Agreement is an Extension Agreement under the Credit Agreement;

WHEREAS, the Borrowers have also requested that certain other amendments to the Existing Credit Agreement be made as further described herein;

WHEREAS, Section 10.1 of the Existing Credit Agreement permits the Borrower, the Lenders and the Administrative Agent to enter into an amendment to amend the Existing Credit Agreement as set forth herein; and

WHEREAS, the Company, the Accepting Revolving Lenders party hereto, the Term Lenders (which, for the avoidance of doubt, together with the Accepting Revolving Lenders, constitute 100% of the Lenders under the Existing Credit Agreement) and the Administrative Agent are willing to agree to this Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment. Effective as of the Extension Agreement and Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~struck text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages attached as Exhibit A hereto, and the column relating to Revolving Commitments set forth on Schedule 1.1A of the Existing Credit Agreement is hereby deleted and replaced in its entirety by the Revolving Commitments set forth on Exhibit B hereto.

SECTION 2. Extended Revolving Commitments.

(a) Each existing Revolving Lender that executes and delivers a signature page to this Agreement indicating that such Person is an “Accepting Revolving Lender” will have agreed to the terms of this Agreement upon the effectiveness of this Agreement on the Extension Agreement and Amendment Effective Date as an Accepting Revolving Lender. The Extended Revolving Commitments of any Accepting Revolving Lender will be the amount set forth opposite such Accepting Revolving Lender on Schedule 1.1A hereto. On and after the Extension Agreement and Amendment Effective Date, each reference in the Credit Agreement and this Agreement to (i) “Revolving Commitment” shall include the Extended Revolving Commitments as contemplated hereby and (ii) “Revolving Loan” shall include the Extended Revolving Loans as contemplated hereby.

(b) On and following the Extension Agreement and Amendment Effective Date, the Extended Revolving Commitments and the Extended Revolving Loans shall be Revolving Commitments and Revolving Loans with the same terms (except as to final maturity) as the existing Revolving Commitments and existing Revolving Loans; provided that all Letters of Credit and Swingline Loans shall be participated in on a pro rata basis by all Lenders with Revolving Commitments in accordance with their pro rata share of the aggregate Revolving Commitments and all borrowings under Revolving Commitments and repayments thereunder shall be made on a pro rata basis.

(c) On the Extension Agreement and Amendment Effective Date, all existing Revolving Loans shall be repaid, together with accrued interest then due and payable, in accordance with the terms and conditions of the Existing Credit Agreement as in effect immediately prior to the Extension Agreement and Amendment Effective Date, and reborrowed as Extended Revolving Loans in accordance with Section 2.1 of the Existing Credit Agreement. Each Revolving Lender party hereto hereby agrees that (i) the requirements set forth in Sections 2.1 and 2.4 of the Existing Credit Agreement with respect to the repayment and borrowings set forth in this Section 2(c) shall be deemed satisfied by this Agreement and (ii) Section 2.17 of the Existing Credit Agreement shall not apply to any repayment made pursuant to this Section 2(c).

(d) Fees. The Company hereby agrees to pay to the Administrative Agent, for the account of each of the Accepting Revolving Lenders, a consent fee in an amount equal to 0.04% of each Accepting Revolving Lender’s Extended Revolving Commitment, payable on the Extension Agreement and Amendment Effective Date (the “Consent Fee”).

(e) With respect to any Lender with existing Revolving Commitments that are not extended as Extended Revolving Commitments, the Borrower hereby exercises its right under Section 10.1(c) of the Existing Credit Agreement to replace each such Lender by requiring that it assign all of its existing Revolving Commitments to one or more of the Accepting Revolving Lenders. Pursuant to Section 10.1(c) of the Existing Credit Agreement, the Administrative Agent hereby confirms that, upon each such Lender’s receipt of the amount necessary to purchase each such Lender’s Revolving Commitments, at par, and pay all accrued interest thereon, such existing Revolving Commitments shall be deemed assigned to one or more of the Accepting Revolving Lenders pursuant to this Agreement (with each such Accepting Revolving Lender’s adjusted Revolving Commitment as set forth on Schedule 1.1A hereto) and, accordingly, no other action by the Borrower, any Lender or the Administrative Agent shall be required in connection therewith. The Administrative Agent hereby waives the processing and recordation fees under Section 10.6(b)(ii)(B) of the Existing Credit Agreement with respect to the foregoing deemed assignment of Revolving Commitments.

SECTION 3. [Reserved].

SECTION 4. Effectiveness. This Agreement shall become effective as of the date (the “Extension Agreement and Amendment Effective Date”) on which the following conditions have been satisfied (or waived):

(i) The Administrative Agent shall have received this Agreement, executed and delivered by the Company, each Accepting Revolving Lender, each Term Lender, each Issuing Lender and each Swingline Lender;

(ii) The Administrative Agent shall have received a Closing Certificate (together with all attachments thereto) from each Borrower, dated as of the Extension Agreement and Amendment Effective Date, and a solvency certificate from the treasurer of the Company, dated as of the Extension Agreement and Amendment Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent;

(iii) The Lenders, the Administrative Agent and the Lead Arranger shall have received all fees required to be paid, and all expenses for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the Extension Agreement and Amendment Effective Date;

(iv) The Administrative Agent shall have received an opinion, in form and substance reasonably satisfactory to the Administrative Agent, of counsel to the Company and its Subsidiaries;

(v) No Default or Event of Default shall have occurred and be continuing on the Extension Agreement and Amendment Effective Date; and

(vi) Each of the representations and warranties (other than the representations and warranties made after the Closing Date in Sections 4.1, 4.5, 4.12 and 4.16 of the Existing Credit Agreement) made by any Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by materiality, such representation shall be true and correct in all respects) on and as of the Extension Agreement and Amendment Effective Date as if made on and as of such date, except to the extent that any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by materiality, such representation shall be true and correct in all respects) on and as of such earlier date.

SECTION 5. Representations and Warranties. The Company represents and warrants to each of the Revolving Lenders, each of the Term Lenders and the Administrative Agent that as of the Extension Agreement and Amendment Effective Date, this Agreement has been duly authorized, executed and delivered by the Company and this Agreement and the Credit Agreement constitute its valid and binding obligation, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 6. Effect of Agreement.

(a) Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Extension Agreement and Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended by this Agreement. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 7. General.

(a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b) Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by email or facsimile transmission (or other electronic transmission) shall be effective as delivery of a manually executed counterpart hereof.

(c) Headings. The headings of this Agreement are used for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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4

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

LEAR CORPORATION

By:	/s/ Shari L. Burgess
Name:	Shari L. Burgess
Title:	Vice President and Treasurer

LEAR FINANCIAL SERVICES (NETHERLANDS) B.V.

By:	/s/ Alexandre Brue
Name:	Alexandre Brue
Title:	Managing Director

[Signature Page to Extension Agreement and Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent, as a Revolving Lender, as a Term Lender, as an Issuing Lender, as a Swingline Lender and as an Accepting Revolving Lender

By:	/s/ Jonathan Bennett
Name:	Jonathan Bennett
Title:	Executive Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

BANK OF AMERICA, N.A

By:	/s/ Stephen J. D’Elia
Name:	Stephen J. D’Elia
Title:	Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

BARCLAYS BANK PLC

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Citibank, N.A.

By:	/s/ Susan Olsen
Name:	Susan Olsen
Title:	Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Andrew M. Horn
Name:	Andrew M. Horn
Title:	Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

BNP Paribas

By:	/s/ Todd Grossnickle
Name:	Todd Grossnickle
Title:	Director

By:	/s/ Mike Shryock
Name:	Mike Shryock
Title:	Managing Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution: MUFG Bank, Ltd.

By:	/s/ John Margetanski
Name:	John Margetanski
Title:	Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Royal Bank of Canada

By:	/s/ Nikhil Madhok
Name:	Nikhil Madhok
Title:	Authorized Signatory

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Sumitomo Mitsui Banking Corporation

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

SOCIÉTÉ GÉNÉRALE

By:	/s/ Clifford Hoppe
Name:	Clifford Hoppe
Title:	Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution: Export Development Canada

By:	/s/ Trevor Mulligan
Name:	Trevor Mulligan
Title:	Financing Manager

If a second signature is required:

By:	/s/ Michael Lambe
Name:	Michael Lambe
Title:	Financing Manager

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Citizens Bank, N.A.

By:	/s/ Stephen A. Maenhout
Name:	Stephen A. Maenhout
Title:	Senior Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution: Commerzbank AG, New York Branch

By:	/s/ Michael W. Ravelo
Name:	Michael W. Ravelo
Title:	Managing Director

By:	/s/ Thomas J. Devitt
Name:	Thomas J. Devitt
Title:	Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Scott Neiderheide
Name:	Scott Neiderheide
Title:	Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

U.S. BANK NATIONAL ASSOCIATION:

By:	/s/ Jeffrey S. Johnson
Name:	Jeffrey S. Johnson
Title:	Senior Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

UniCredit Bank AG, New York Branch

By:	/s/ Ken Hamilton
Name:	Ken Hamilton
Title:	Managing Director

By:	/s/ Thomas Petz
Name:	Thomas Petz
Title:	Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

BBVA USA

By:	/s/ April Chan
Name:	April Chan
Title:	Executive Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Industrial and Commercial Bank of China Limited, New York Branch

By:	/s/ Jing Qu
Name:	Jing Qu
Title:	Vice President

By:	/s/ Gang Duan
Name:	Gang Duan
Title:	Executive Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Bank of China, Chicago Branch

By:	/s/ Kai Wu
Name:	Kai Wu
Title:	Senior Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution: Comerica Bank

By:	/s/ Thomas VanderMeulen
Name:	Thomas VanderMeulen
Title:	Senior Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Fifth Third Bank, National Association

By:	/s/ Mike Gifford
Name:	Mike Gifford
Title:	Director

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

Huntington National Bank

By:	/s/ William N. Bartok
Name:	William N. Bartok
Title:	Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

The Northern Trust Company

By:	/s/ Will Hicks
Name:	Will Hicks
Title:	Vice President

[Signature Page to Extension Agreement and Amendment]

ACCEPTING REVOLVING LENDER

Name of Institution:

The Bank of East Asia, Limited, New York Branch

By:	/s/ James Hua
Name:	James Hua
Title:	SVP

By:	/s/ Danny Leung
Name:	Danny Leung
Title:	SVP & COO

[Signature Page to Extension Agreement and Amendment]

TERM LENDER

Name of Institution:

City National Bank

By:	/s/ Diane Morgan
Name:	Diane Morgan
Title:	Vice President

[Signature Page to Extension Agreement and Amendment]

TERM LENDER

Name of Institution:

DZ BANK AG New York Branch

By:	/s/ Oliver Hildenbrand
Name:	Oliver Hildenbrand
Title:	Director

If a second signature is required:

By:	/s/ Heiko Voss
Name:	Heiko Voss
Title:	Assistant Vice President

[Signature Page to Extension Agreement and Amendment]

EXHIBIT A

(Attached hereto)

~~EXECUTION VERSION~~ Exhibit A

CREDIT AGREEMENT

among

LEAR CORPORATION,

THE FOREIGN SUBSIDIARY BORROWERS,

The Several Lenders from Time to Time Parties Hereto,

HSBC SECURITIES (USA) INC.

as Syndication Agent,

BARCLAYS BANK PLC, CITIBANK, N.A. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Co-Documentation Agents,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of August 8, 2017,

as amended by the Extension Agreement, dated as of March 27, 2019,

as further amended by the Extension Agreement and Amendment No. 2, dated as of February 20, 2020

JPMORGAN CHASE BANK, N.A., HSBC SECURITIES (USA) INC., BARCLAYS BANK PLC,

CITIGROUP GLOBAL MARKETS INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

as Joint Lead Arrangers and Joint Bookrunners

“Bail-In Legislation”: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Benchmark Replacement”: the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Eurocurrency Base Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment”: the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Base Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Eurocurrency Base Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Margin).

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date”: the earlier to occur of the following events with respect to the Eurocurrency Base Rate:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the Eurocurrency Base Rate:

(1)

a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the Federal Reserve System of the United States, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, in each case which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; and/or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.

“Benchmark Transition Start Date”: (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Company, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period”: if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Eurocurrency Base Rate and solely to the extent that the Eurocurrency Base Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no

Benchmark Replacement has replaced the Eurocurrency Base Rate for all purposes hereunder in accordance with Section 2.13 and (y) ending at the time that a Benchmark Replacement has replaced the Eurocurrency Rate for all purposes hereunder pursuant to Section 2.13.

“Benefited Lender”: as defined in Section 10.7(a)~~Error! Reference source not found..~~.

“Board”: the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Borrowers”: the Company and the Foreign Subsidiary Borrowers.

“Borrowing”: Loans of the same Type made, converted or continued on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Date”: any Business Day specified by a Borrower as a date on which a Borrower requests the relevant Lenders to make Loans hereunder.

“Business”: as defined in Section 4.16(b).

“Business Day”: a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurocurrency Loan or Alternative Currency Letter of Credit, the term “Business Day” shall also exclude (i) any day on which banks are not open for dealings in dollar deposits or deposits in the applicable Alternative Currency in the London interbank market, (ii) in the case of a Eurocurrency Loan or Alternative Currency Letter of Credit denominated in Euros, any day on which the Trans- European Automated Real-time Gross Settlement Express Transfer System is not open for settlement of payment in Euros or (iii) in the case of a Eurocurrency Loan or Letter Credit denominated in an Alternative Currency other than Euro, any day on which banks are not open for dealings in such Alternative Currency in the city which is the principal financial center of the country of issuance of the applicable Alternative Currency.

“Canadian Dollars”: dollars in the lawful currency of Canada.

“Capital Lease Obligations”: as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents”: (a) securities issued or unconditionally guaranteed or insured by the United States Government, the Canadian Government, Japan or any member of the European Union or any other government approved by the Administrative Agent (which approval shall not be unreasonably withheld) or any agency or instrumentality thereof, (b) securities issued or unconditionally guaranteed or insured by any state of the United States of America or province of Canada or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition

“Compliance Certificate”: a certificate of the Company duly executed by a Responsible Officer, on behalf of the Company, substantially in the form of Exhibit B.

“Compounded SOFR”: the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compound SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement”.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 10.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Assets”: at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as at such date, determined in accordance with GAAP.

“Consolidated EBITDA”: for any period (and calculated without duplication), Consolidated Net Income for such period excluding (a) any extraordinary and non-recurring non-cash expenses, losses, income or gains as determined in accordance with GAAP, (b) charges, premiums, expenses and any gains associated with the issuance, redemption, repurchase, discharge, defeasance or amendments to the terms of Capital Stock or Indebtedness, (c) charges relating to Accounting Standards Codification 715 (Topic 715, “Compensation—Retirement Benefits”) (or any other Accounting Standards Codification having a similar result or effect), (d) any non-cash income included, and any non-

recently in effect prior to such change or cessation or (ii) disregarding the rating from such Rating Agency

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the Eurocurrency Base Rate.

“Credit Party”: the Administrative Agent, the Issuing Lender, the Swingline Lenders or any other Lender.

“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Defaulting Lender”: any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied or waived; provided that a Lender which is an Affected Lender shall not be a Defaulting Lender as long as it complies with its obligations under Section 1.5, (b) has notified the Company or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after required by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event or a Bail-In Action.

“Disposition”: with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Stock”: with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of (a) the Revolving Termination Date and (b) the last scheduled maturity date of any Incremental Facility, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock.

“Dollar Equivalent”: with respect to an amount denominated in any currency other than Dollars, the equivalent in Dollars of such amount determined at the Exchange Rate on the date of determination of such equivalent.

“Dollars” and “$”: dollars in the lawful currency of the United States.

“Domestic Subsidiary”: any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

“Early Opt-in Election”: the occurrence of:

(1)

(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Company) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.13 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Eurocurrency Base Rate, and

(i)

the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Company and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent. “Earn-outs”: with respect to any Person, obligations of such Person arising from an Acquisition which are payable to the seller based on the achievement of specified financial results over time. The amount of any Earn-outs at any time for the purpose of this Agreement shall be the amount earned and due to be paid at such time.

“EEA Financial Institution”: (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee”: (a) a commercial bank, financial institution, financial company, fund or insurance company that is engaged in making, purchasing, holding or investing in bank loans and immediately before it changed its lending office, (c) Taxes attributable to such Credit Party’s failure to comply with Section 2.16(e)-(i) and (d) any withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: the Amended and Restated Credit Agreement, dated as of November 14, 2014 among the Company, the Foreign Subsidiary Borrowers party thereto, the several lenders from time to time party thereto, the other agents and parties party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

“Existing Letters of Credit”: as defined in Section 3.11.

“Extension Agreement”: as defined in Section 2.21(b).

“Extension Agreement and Amendment No. 2” that certain Extension Agreement and Amendment No. 2 to this Agreement dated as of February 20, 2020, among the Borrowers, the Lenders and the Administrative Agent.

“Extension Agreement No. 1”: the Extension Agreement dated as of March 27, 2019 among the Borrowers, the lenders party thereto and the Administrative Agent.

“Extension of Credit”: as to any Lender, the making of a Loan by such Lender or the issue of, or extension of the expiry date of, any Letter of Credit.

“Extension Offer”: as defined in Section 2.21(a).

“Extension Permitted Amendment”: the terms of an amendment to this Agreement and the other Loan Documents, effected pursuant to an Extension Agreement in connection with an Extension Offer pursuant to Section 2.21, providing for an extension of the Revolving Termination Date applicable to the Accepting Lenders’ Loans and/or scheduled maturity dates and/or commitments and/or Loans of the applicable Extension Request Facility (such Loans or commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, as applicable (a) an increase or decrease in the rate of interest (including through fixed interest rates and changes to the interest rate margins or rate floors) accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans of any Facility, a modification of the scheduled amortization applicable thereto; provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Term Loans of such Facility, (c) a modification of voluntary or mandatory prepayments applicable thereto; provided that in the case of Extended Loans that are Term Loans, such requirements may provide (i) that such Extended Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Facility and any other outstanding Facilities, but may not provide for mandatory prepayment requirements that are more favorable to the Extended Loans than those applicable to the Loans of the applicable Extension Request Facility and (ii) that voluntary prepayments may be allocated as directed by the Company among the outstanding Facilities, (d) an increase or decrease in the fees payable to, or the inclusion of new fees or premiums to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (e) an addition of any affirmative or negative covenants or other terms, provided that any such additional covenant or terms with which the Company and its Subsidiaries shall be required to comply prior to the latest scheduled maturity date of any Facility in effect immediately prior to such Extension Permitted Amendment for the benefit of the Extending Lenders providing such Extended Loans or Extended Commitments shall also be for the benefit of all other Lenders.

principles in effect on the date hereof and consistent with those used in the preparation of the most recent audited financial statements delivered pursuant to Section 6.1(a) of the Existing Credit Agreement.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Group Members”: the collective reference to the Company and the Restricted Subsidiaries.

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“IBA”: as defined in Section 1.6.

“Immaterial Subsidiary”: at any time, any Subsidiary of the Company which, based on the financial statements most recently delivered pursuant to Section 6.1(a) or (b), constituted less than 2.5% of Consolidated Assets or, for the twelve month period ended on the date of such financial statements, represented less than 2.5% of Consolidated Revenues, in each case determined using the equity method of accounting in accordance with GAAP.

“Impacted Interest Period”: as defined in the definition of “Eurocurrency Base Rate”.

“Incremental Amendment”: as defined in Section 2.19.

time outstanding not to exceed, together with the aggregate amount of unpaid drawings under Letter of Credit issued by such Issuing Lender, the L/C Commitment of such Issuing Lender set forth on Schedule 1.1A. Credit.

“L/C Disbursement”: a payment made by the Issuing Lender pursuant to a Letter of Credit.

“L/C Exposure”: at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit (other than Alternative Currency Letters of Credit) at such time, (b) the aggregate amount of all L/C Disbursements under Letters of Credit (other than Alternative Currency Letters of Credit) that have not yet been reimbursed by or on behalf of the Company at such time and (c) the Alternative Currency L/C Exposure at such time. The L/C Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total L/C Exposure at such time.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

“L/C Participants”: the collective reference to all the Revolving Lenders other than the Issuing Lender.

“Lenders”: as defined in the preamble; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender.

“Letters of Credit”: as defined in Section 3.1(a).

“Lien”: any mortgage, pledge, hypothecation, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any priority or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan Documents”: this Agreement, the Notes, Extension Agreement No. 1, Extension Agreement and Amendment No. 2 and any amendment, waiver, supplement or other modification to any of the foregoing.

“Loans”: any Loan made by any Lender pursuant to this Agreement.

“Local Time”: (a) except as set forth in clause (b), local time in London with respect to the times for the receipt of Borrowing requests for Alternative Currency Loans (including Swingline Alternative Currency Loans) or a request for the issuance of an Alternative Currency Letter of Credit, for receipt and sending of notices by and any disbursement by or on behalf of the Administrative Agent, any Lender or any Issuing Lender of Alternative Currency Loans and for payment by the Borrowers with respect to Alternative Currency Loans and reimbursement obligations in respect of Alternative Currency Letters of Credit, (b) local time in New York with respect to the times for the determination of “Dollar Equivalent”, for the receipt of Borrowing requests for Loans denominated in Dollars or a request for the issuance of a Letter of Credit denominated in Dollars, for receipt and sending of notices by and disbursement by or on behalf of the Administrative Agent, any Lender or any Issuing Lender and for payment by the Borrowers with respect to Loans denominated in Dollars and reimbursement obligations in respect of Letters of Credit denominated in Dollars, (c) local time in London, with respect to the times

“Refunded Swingline Loans”: as defined in Section 2.3.

“Register”: as defined in Section 10.6(b).

“Regulation U”: Regulation U of the Board as in effect from time to time.

“Reimbursement Obligation”: the obligation of the Company to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties”: as defined in Section 9.3.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Replacement Facility”: as defined in Section 10.1(d).

“Replacement Term Loans”: as defined in Section 10.1(d).

“Replacement Revolving Facility”: as defined in Section 10.1(d).

“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than those events as to which the thirty day notice period is waived under PBGC regulations.

“Required Lenders”: at any time, Lenders holding more than 50% of the sum of (i) the Total Revolving Commitments or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and (ii) the aggregate unpaid principal amount of the Term Loans then outstanding; provided that the portion of the Revolving Commitments, Revolving Extensions of Credit and Term Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: with respect to any Borrower, the chief executive officer, the president, the chief financial officer, any vice president, the treasurer or the assistant treasurer of such Borrower.

“Restricted Subsidiary”: any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Commitment”: as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1A or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Revolving Commitments on the Closing Date is $1,750,000,000.

“Revolving Commitment Period”: the period from and including the Closing Date to the Revolving Termination Date.

“Revolving Credit Exposure”: with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its L/C Exposure and its Swingline Exposure.

“Revolving Extensions of Credit”: as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the Dollar Equivalent of the L/C Obligations and (c) such Lender’s Revolving Percentage of the Dollar Equivalent of the aggregate principal amount of Swingline Loans then outstanding.

“Revolving Facility”: as defined in the definition of the term “Facility”.

“Revolving Lender”: each Lender that has a Revolving Commitment or that holds Revolving Loans.

“Revolving Loans”: as defined in Section 2.1.

“Revolving Percentage”: as to any Revolving Lender at any time, the percentage which such Lender’s Revolving Commitment then constitutes of the Total Revolving Commitments or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that (i) in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentages shall be determined in a manner designed to ensure that the other outstanding Revolving Extensions of Credit shall be held by the Revolving Lenders on a comparable basis and (ii) for purposes of Section 2.20, if a Defaulting Lender exists the Revolving Commitment and Revolving Extensions of Credit of such Defaulting Lender shall be disregarded in determining Revolving Percentages.

“Revolving Termination Date”: ~~the fifth anniversary of the Closing Date, which date is~~ August 8, ~~2022~~2024.

“S&P”: Standard & Poor’s Financial Services LLC.

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, including, but not limited to, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person”: at any time (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the European Union, any European Union member state, the United Kingdom or other relevant sanctions authority (b) any Person located, operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).

“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the European Union, (c) any European Union member state, (d) the French Republic, (e) Her Majesty’s Treasury of the United Kingdom, (f) the Canadian government, (g) the United Nations Security Council or (h) other relevant sanctions authority.

“Screen Rate”: as defined in the definition of the term “Eurocurrency Base Rate”.

“SEC”: the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Seller Debt”: unsecured debt owing to the seller in an Acquisition.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

“SOFR”: with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate”: SOFR, Compounded SOFR or Term SOFR.

“Solvent”: when used with respect to any Person, means that, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

“Special Purpose Subsidiary”: any Wholly Owned Subsidiary of the Company which is a Restricted Subsidiary created by the Company for the sole purpose of facilitating a Receivable Financing Transaction; provided, that such Special Purpose Subsidiary shall cease to be a Special Purpose Subsidiary if at any time (a) such Special Purpose Subsidiary engages in any business other than Receivable Financing Transactions and activities directly related thereto or (b) the Company or any of its Restricted Subsidiaries (other than a Special Purpose Subsidiary) or any of their respective assets incur any liability, direct or indirect, contingent or otherwise, in respect of any obligation of a Special Purpose Subsidiary whether arising under or in connection with any Receivable Financing Transaction or otherwise (other than Standard Securitization Undertakings); provided further, however, that if the law of a jurisdiction in which the Company proposes to create a Special Purpose Subsidiary does not provide for the creation of a bankruptcy remote entity that is acceptable to the Company or requires the formation of one or more additional entities (whether or not Subsidiaries of the Company), such other type of entity

“Taxes”: all present or future taxes, duties, levies, imposts, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender”: each Lender that has a Term Loan Commitment or that holds Term Loans.

“Term Loan Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Company in a principal amount not to exceed the amount set forth under the heading “Term Loan Commitment” opposite such Lender’s name on Schedule 1.1A. The original aggregate amount of the Total Term Loan Commitments is $250,000,000.

“Term Loan Facility”: as defined in the definition of the term “Facility”.

“Term Loan Maturity Date”: the fifth anniversary of the Closing Date.

“Term Loan Percentage”: as to any Term Lender, the percentage which such Lender’s Term Loan Commitments then constitutes of the Total Term Loan Commitments then in effect or, at any time after the Term Loans have been borrowed, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding.

“Term Loans”: as defined in Section 2A.1.

“Term SOFR”: the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total L/C Limit”: $300,000,000.

“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.

“Total Revolving Extensions of Credit”: at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.

“Total Term Loan Commitments”: at any time, the aggregate amount of the Term Loan Commitments the in effect.

“Transferee”: any Assignee or Participant.

“Trustee”: as defined in Section 5.1(h).

“Trustee Release Document”: as defined in Section 6.10.

“Type”: as to any Loan or Borrowing, its nature as an ABR Loan or a Eurocurrency Loan.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrowers to the Lenders and of the Lenders to the Borrowers under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the Euro in any country that becomes a Participating Member State after the date hereof.

1.5     Affected Lenders.     (a) If any Lender notifies the Company and the Administrative Agent in writing that it has determined in good faith that any Alternative Currency approved by the Administrative Agent after the Closing Date is not available to such Lender in sufficient amounts to fund any Loan requested to be funded by such Lender in such Alternative Currency as part of a requested Borrowing (or to fund any participating interest in any Swingline Loan or Letter of Credit denominated in such Alternative Currency), after using commercially reasonable efforts to obtain sufficient amounts of such currency, then such Lender shall fund its share of the requested Loan (or participating interests) in Dollars (based on the Exchange Rate in effect on the date of funding) with any such Loan being a Eurocurrency Loan with an Interest Period equal to the Interest Period for the requested Borrowing, in each case under this paragraph (a) pursuant to procedures to be agreed upon by the Company and the Administrative Agent.

(b)     If any Lender notifies the Company and the Administrative Agent in writing that it has determined in good faith that the extension of credit by such Lender to a Foreign Subsidiary Borrower designated after the Closing Date would result in adverse tax or legal consequences to such Lender (unless (1) such consequences can be avoided by a change in lending office in a manner consistent with the provisions of Section 2.18 or (2) such consequences involve only the payment of money (other than a fine or penalty), in which case such Foreign Subsidiary Borrower shall be deemed acceptable to such Lender if the Company agrees to pay such Lender such amounts as such Lender determines in good faith are necessary to compensate such Lender for such consequences) then (i) instead of making Loans to such Foreign Subsidiary Borrower such Lender shall instead make its share of the requested Borrowing as a Loan to the Company, (ii) any Letters of Credit issued jointly for the account of the Company and such Foreign Subsidiary Borrower shall, with respect to such Lender only, be deemed to be issued solely for the account of the Company and (iii) participating interests in Swingline Loans made to such Foreign Subsidiary Borrower shall be deemed held by Lenders which are not Affected Lenders with respect to such Foreign Subsidiary Borrower (rather than by all Lenders), in each case under this paragraph (b) pursuant to procedures to be agreed upon by the Company and the Administrative Agent.

(c)    As used herein “Affected Lender” means any Lender described in Section 1.5(a) or (b).

1.6     Interest Rates; LIBOR Notification. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that is, or may in the future become, the subject of regulatory reform. Regulators have signaled the need to use alternative benchmark reference rates for some of these interest rate benchmarks and, as a result, such interest rate benchmarks may cease to comply with applicable laws and regulations, may be permanently discontinued, and/or the basis on which they are calculated may change. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurocurrency Loans. In light of this eventuality, public and private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered rate. Upon the occurrence of a Benchmark Transition Event or an Early Opt-In Election, Section 2.13(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Company, pursuant to Section 2.13(d), of any change to the reference rate upon which the interest rate on Eurocurrency Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “Eurocurrency Base Rate” or with respect to any alternative or successor rate thereto, or replacement rate thereof (including, without limitation, (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.13(b), whether upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.13(c)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the Eurocurrency Base Rate or have the same volume or liquidity as did the London interbank offered rate prior to its discontinuance or unavailability.

SECTION 2.     AMOUNT AND TERMS OF LOANS AND COMMITMENTS

2A.1     Term Commitments. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a term loan to the Company in Dollars (“Term Loans”) on the Closing Date in a principal amount which does not exceed the amount of such Lender’s Term Loan Commitment. The Term Loans shall be available in a single drawing on the Closing Date. Amounts repaid on account of the Term Loans may not be reborrowed. The Term Loans may from time to time be Eurocurrency Loans or ABR Loans, as determined by the Company and notified to the Administrative Agent in accordance with Sections 2A.2 and 2.9.

2A.2     Procedure for Term Loan Borrowing. The Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time, three Business Days prior to the Closing Date, in the case of Eurocurrency Loans or (b) 1:30 P.M., New York City time on the Closing Date in the case of ABR Loans, specifying (i) the amount and Type of Term Loans to be borrowed and (ii) in the case of Eurocurrency Loans, the respective length of the initial Interest Period therefor. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Term Lender thereof. Each Term Lender will make the amount of its pro rata share of the borrowing available to the Administrative Agent for the account of the Company at the Funding Office prior to (a) 12:00 Noon, New York City time, in the case of Eurocurrency Loans or (b) 3:30 P.M., New York City time, in the case of ABR Loans, on the Closing Date in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders and in like funds as received by the Administrative Agent.

2A.3    Repayment of Term Loans. Term Loans shall mature in consecutive quarterly installments (each due on the last day of each March, June, September and December beginning on the first of such dates to occur after the first full fiscal quarter following the Closing Date), each of which shall be in an amount equal to the aggregate amount of Term Loans borrowed on the Closing Date multiplied by the percentage set forth below opposite such installment, with the remaining balance of the Term Loans due and payable in full on the Term Loan Maturity Date:

deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

2.13    ~~Inability to Determine Interest~~Alternate Rate~~.~~ of Interest. (a) If prior to the ~~first day~~commencement of any Interest Period for a Eurocurrency Loan:

(~~a~~1)the Administrative Agent ~~shall have~~ determine~~d~~s (which determination shall be ~~presumptively correct and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market,~~conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate ~~for an~~or the Eurocurrency Base Rate, as applicable (including because the Screen Rate is not available or published on a current basis), for the applicable currency ~~for~~and such Interest Period~~,~~; provided that no Benchmark Transition Event shall have occurred at such time; or

(~~b~~2) the Administrative Agent ~~shall have received notice from~~is advised by the Required Lenders that the Eurocurrency Rate ~~for a~~or the Eurocurrency Base Rate, as applicable, for the applicable currency ~~determined or to be determined for~~and such Interest Period will not adequately and fairly reflect the cost to such Lenders (~~as conclusively certified by such~~or Lender~~s~~) of making or maintaining their ~~affected~~ Loans ~~during~~(or its Loan) included in such Loan for the applicable currency and such Interest Period~~,~~;

then the Administrative Agent shall give ~~telecopy or telephonic~~ notice thereof to the Company and the ~~relevant~~ Lenders ~~as soon~~by telephone, telecopy or electronic mail as promptly as practicable thereafter~~.If such notice is given (w) any~~ and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any notice of conversion that requests the conversion of any Revolving Loan to, or continuation of any Revolving Loan as, a Eurocurrency Loan~~s denominated in Dollars requested to be made on the first day of such Interest Periodshall~~shall be ineffective and (B) if any notice of borrowing requests a Revolving Loan that is a Eurocurrency Loan, such Loan shall be made as an ABR Loan~~s, (x) any Loans denominated in Dollars that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans, (y) any outstanding Eurocurrency Loans denominated in Dollars shall be converted, on the last day of the then-current Interest Period, to ABR Loans and (z) any Eurocurrency Loans denominated in the affected Alternative Currency may not be continued and shall be repaid on the last day of the current Interest Period~~; provided that ~~(i)~~ if the circumstances giving rise to such notice affect only one Type of ~~Borrowings~~Loan, then the other Type~~s~~ of ~~Borrowings shall be permitted and (ii)if the circumstances giving rise to such notice affect only one currency, then Borrowings in other permitted currencies~~Loans shall be permitted. ~~Until such notice has been withdrawn by the Administrative Agent (which the Administrative Agent shall do promptly after the circumstances giving rise to such event no longer exist), no further Eurocurrency Loans of the affected Type shall be made or continued as such, nor shall the Borrowers have the right to convert Loans to such Type of Eurocurrency Loans. The provisions of this Section 2.13 shall apply to Swingline Alternative Currency Loans, mutatismutandis.~~

(b)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Company may amend this Agreement to replace the Eurocurrency Base Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Company, so long as the Administrative

Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of Eurocurrency Base Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(d) The Administrative Agent will promptly notify the Company and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.13, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.13.

(e) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any notice of conversion that requests the conversion of any Revolving Loan to, or continuation of any Revolving Loan as, a Eurocurrency Loan shall be ineffective and (ii) if any notice of borrowing requests a Eurocurrency Loan, such Loan shall be made as an ABR Loan.

2.14 Pro Rata Treatment and Payments. (a) Except as otherwise provided herein, (i) each payment by any Borrower on account of any fee payable to Lenders with respect to the respective Revolving Commitments and Revolving Loans and any reduction of the Revolving Commitments of the Lenders shall be made pro rata according to the Revolving Percentages of the relevant Lenders entitled thereto and (ii) each payment by the Company of any fee payable to Lenders with respect to the Term Loans shall be made pro rata according to the Term Loan Percentage of the relevant Lenders.

(b) Except as otherwise provided herein, each payment (including each prepayment) by the Company on account of principal of and interest on the Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders.

(c) Except as otherwise provided herein, each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective Revolving Percentages of the Revolving Lenders entitled thereto.

(d) All payments (including prepayments) to be made by each Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the